EXHIBIT 99.1

FOR IMMEDIATE RELEASE

VECTOR ANNOUNCES COMMENCEMENT OF NOTES OFFERING OF $850 MILLION OF SENIOR SECURED NOTES DUE 2029

Miami, FL, January 11, 2021 – Vector Group Ltd. (NYSE: VGR) (“Vector” or the “Company”) announced today that it is commencing an offer to issue and sell $850 million aggregate principal amount of senior secured notes due 2029 (the “Notes”). There can be no assurance that the offering will be priced or completed.

The Notes will be fully and unconditionally guaranteed on a joint and several basis by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette business, which subsidiaries, as of the date of the indenture that will govern the Notes, are also guarantors under the Company’s outstanding 10.500% senior notes due 2026. The Notes will not be guaranteed by New Valley LLC, or any of the Company’s subsidiaries engaged in real estate business conducted through New Valley LLC. The guarantees provided by certain of the subsidiary guarantors will be secured by first priority or second priority security interests in certain collateral of such guarantors.

The Company intends to use the net cash proceeds from the offering of the Notes, together with cash on hand, to redeem all of the Company’s outstanding 6.125% senior secured notes due 2025 (the “2025 Secured Notes”), including accrued interest and any premium thereon, and to pay fees and expenses in connection with the offering of the Notes and the redemption of the 2025 Secured Notes. As of December 31, 2020, the outstanding principal amount of the 2025 Secured Notes was $850 million. The Company has previously announced its intention to redeem its 2025 Secured Notes with a redemption date of February 1, 2021, conditional on closing of a refinancing transaction in a principal amount of at least $850 million through one or more offerings of debt securities.

The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws. There will be no registration rights associated with the Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other security, and there will not be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends”, “could” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

All information set forth in this press release is as of January 11, 2021. Vector does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, its ability to successfully complete the proposed notes offering.
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EXHIBIT 99.1
Vector is a holding company for Liggett Group LLC, Vector Tobacco Inc., New Valley LLC and Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.vectorgroupltd.com.

Contacts
Vector Group Ltd.
Bryant Kirkland
305-579-8000

or

Sard Verbinnen & Co
Columbia Clancy/Catherine Livingston/Elizabeth Lake
212-687-8080